UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2017

NV5 GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

(954) 495-2112

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 14, 2017, NV5 Global, Inc., a Delaware corporation (the “Company”) acquired all of the outstanding equity interests in Bock & Clark Corporation (“Bock & Clark”), an established American Land Title Association (ALTA) surveying, commercial zoning, and environmental services firm based in Akron, Ohio from OHBC Acquisition Corporation (“OHBC”). Bock & Clark has eight offices in the U.S. and annual revenues of approximately $39 million. On April 17, 2017, the Company issued a press release announcing the acquisition of Bock & Clark.

 Prior to entering into the transaction, there was no material relationship between OHBC or Bock & Clark, on the one hand, and the Company, any affiliate of the Company, or any director or officer of the Company or any associate of any director or officer of the Company, on the other hand.

 The aggregate purchase price consideration by the Company in connection with the acquisition was $42 million, subject to customary closing working capital adjustments, funded entirely in cash.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2017

NV5 GLOBAL, INC.

By: /s. Michael P. Rama Name: Michael P. Rama Title: Vice President and Chief Financial Officer

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